UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2010

SPARTAN STORES, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of principal executive offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                    On June 1, 2010, Spartan Stores, Inc. (the "Company") entered into amendments to the Executive Severance Agreements (each an "Agreement" and collectively, the "Agreements") with the Company's executive officers, including its named executive officers. The named executive officers are:

Dennis Eidson	President and Chief Executive Officer
Craig C. Sturken	Executive Chairman
David M. Staples	Executive Vice President and Chief Financial Officer
Theodore Adornato	Executive Vice President of Retail Operations
Alex J. DeYonker	Executive Vice President, General Counsel and Secretary

                    The description of the Agreements set forth under Item 5.02 of the Company's Current Report on Form 8-K filed December 24, 2008 is incorporated herein by reference, except as modified by this Report.

                    The sole purpose of the amendments to the Agreements is to modify the definition of "Change in Control" in each Agreement to eliminate a possibility that benefits could be triggered under any Agreement before a Change in Control transaction is effective. Prior to the amendments, shareholder approval of a Change in Control transaction constituted the first triggering event for the vesting of benefits under the Agreement. The second triggering event for benefits to be payable under the Agreement, termination of the executive under certain circumstances, remains unchanged.

                    The amendments do not increase any payments or benefits due under the Agreements.

                    The form of the amendment to each Agreement is attached as an exhibit to this Current Report and is incorporated herein by reference. The brief description of the amendments to the Agreements is qualified in its entirety by reference to the full text of the amendment itself.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following documents are attached as an exhibit to this report on Form 8-K:

	10.1	Form of Amendment to Executive Severance Agreement.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 1, 2010	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document
10.1	Form of Amendment to Executive Severance Agreement.